EXHIBIT 7.1

CUSIP No. 003687209

AGREEMENT CONCERNING JOINT FILING OF SCHEDULE 13D

The undersigned agree as follows:

(i) each of them is individually eligible to use Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Dated as of October 17, 2012

V. PREM WATSA

/s/ V. Prem Watsa

1109519 ONTARIO LIMITED

By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

THE SIXTY TWO INVESTMENT COMPANY LIMITED

By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

810679 ONTARIO LIMITED

By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

FAIRFAX FINANCIAL HOLDINGS LIMITED

By:	/s/ Paul Rivett
	Name:	Paul Rivett
	Title:	Vice President, Operations

TIG INSURANCE COMPANY

By:	/s/ John J. Bator
	Name:	John J. Bator
	Title:	Senior Vice President & Chief Financial Officer

FAIRMONT SPECIALTY INSURANCE COMPANY

By:	/s/ John J. Bator
	Name:	John J. Bator
	Title:	Senior Vice President & Chief Financial Officer

GENERAL FIDELITY INSURANCE COMPANY

By:	/s/ John J. Bator
	Name:	John J. Bator
	Title:	Senior Vice President & Chief Financial Officer

THE NORTH RIVER INSURANCE COMPANY

By:	/s/ Paul Bassaline
	Name:	Paul Bassaline
	Title:	Vice President and Controller

UNITED STATES FIRE INSURANCE COMPANY

By:	/s/ Paul Bassaline
	Name:	Paul Bassaline
	Title:	Vice President and Controller

ODYSSEY REINSURANCE COMPANY

By:	/s/ Kirk M. Reische
	Name:	Kirk M. Reische
	Title:	Vice President

CLEARWATER INSURANCE COMPANY

By:	/s/ Kirk M. Reische
	Name:	Kirk M. Reische
	Title:	Vice President

NORTHBRIDGE COMMERCIAL INSURANCE CORPORATION

By:	/s/ Craig Pinnock
	Name:	Craig Pinnock
	Title:	Chief Financial Officer

NORTHBRIDGE INDEMNITY INSURANCE CORPORATION

By:	/s/ Craig Pinnock
	Name:	Craig Pinnock
	Title:	Chief Financial Officer

FEDERATED INSURANCE COMPANY OF CANADA

By:	/s/ Craig Pinnock
	Name:	Craig Pinnock
	Title:	Chief Financial Officer

NORTHBRIDGE GENERAL INSURANCE CORPORATION

By:	/s/ Craig Pinnock
	Name:	Craig Pinnock
	Title:	Chief Financial Officer

NORTHBRIDGE PERSONAL INSURANCE CORPORATION

By:	/s/ Craig Pinnock
	Name:	Craig Pinnock
	Title:	Chief Financial Officer

ZENITH INSURANCE COMPANY

By:	/s/ Michael Jansen
	Name:	Michael Jansen
	Title:	Executive Vice President and General Counsel

SENECA INSURANCE COMPANY, INC.

By:	/s/ James V. Kraus
	Name:	James V. Kraus
	Title:	Assistant Vice President

SENECA SPECIALTY INSURANCE COMPANY

By:	/s/ James V. Kraus
	Name:	James V. Kraus
	Title:	Assistant Vice President

FAIRFAX (BARBADOS) INTERNATIONAL CORP.

By:	/s/ Janice Burke
	Name:	Janice Burke
	Title:	Vice President & General Manager

WENTWORTH INSURANCE COMPANY LTD.

By:	/s/ Janice Burke
	Name:	Janice Burke
	Title:	Vice President & General Manager

NEWLINE CORPORATE NAME LIMITED

By:	/s/ J. R. Micklem
	Name:	J. R. Micklem
	Title:	Director